Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Charter Communications, Inc.:
We consent to the inclusion of our report dated March 1, 2005 included herein and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG, LLP
St. Louis, Missouri
October 4, 2005